UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2006

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

000-30959
(Commission File Number)
Delaware                  94-3199149
(State or other jurisdiction of incorporation)     (I.R.S. Employer Identification No.)

46421 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices, with zip code)

(510) 771-0400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On August 8, 2006, RITA Medical Systems, Inc., a Delaware corporation (the “Company”), will announce its financial results for the second quarter ended June 30, 2006. A copy of the Company's press release announcing and commenting upon these financial results is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The Company uses, and the press release contains and the related conference call will include, the non-GAAP metrics of pro-forma loss and EBITDA (earnings before interest, taxes, depreciation and amortization and excluding FASB 123R stock compensation expense) for the periods ended June 30, 2006 and June 30, 2005, and pro-forma net loss outlook for the quarter ending September 30, 2006 and year ending December 31, 2006. The calculation of pro-forma net loss and EBITDA have no basis in GAAP. The Company believes that all of these non-GAAP financial measures provide useful information to investors, permitting a better evaluation of the Company’s ongoing and underlying business performance, including the evaluation of its performance against its competitors in the healthcare industry. A reconciliation of these non-GAAP financial measures for historical periods to the most directly comparable GAAP measures is presented in the accompanying tables to the press release. Additionally, a reconciliation between the GAAP net loss and the pro-forma net loss for the Company’s outlook for the quarter ending September 30, 2006 and the year ending December 31, 2006 is included in an accompanying table to the press release.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

99.1 Press Release of RITA Medical Systems, Inc. dated August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA MEDICAL SYSTEMS, INC.

Date: August 8, 2006	By:	/s/ Michael D. Angel
Michael D. Angel
Chief Financial Officer

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of RITA Medical Systems, Inc. dated August 8, 2006